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                                                                     EXHIBIT 9.1

                            VOTING TRUST AGREEMENT


     Voting Trust Agreement made this 4th day of April, 1993, between certain shareholders of PHOENIX INTERNATIONAL LTD., INC, a Florida corporation having its registered office at 475 Montgomery Place, Suite 200, Altamonte Springs, Florida 32714, hereinafter called "Shareholders," and BAHRAM YUSEFZADEH, hereinafter called the "Trustee".

     The names and addresses of the Shareholders subject to this Agreement and the number of shares owned by each are as follows:


                                                Number of
Name                Address                     Shares Owned
- ----                -------                     ------------
Michael R. Newes    210 West Ridgewood Ct.      10,000  Class A
                    Longwood, FL 32779          Voting  Common
                                                Stock

Terry J. Soifer     The Versailles Office Park  10,000  Class A
                    539 Versailles Drive        Voting  Common
                    Suite 205                   Stock
                    Maitland, FL 32751

George W.B. Taylor  245 Bradley Drive           50,000  Class A
                    Wilmington, NC 28409        Voting  Common
                                                Stock

William M. Toole    319 South Sixth Street      50,000  Class A
                    Wilmington, NC 28401        Voting  Common
                                                Stock


                                   RECITALS


     A. Each of the Shareholders represent that he is the owner of the number of shares of Class A Common Stock - voting of PHOENIX INTERNATIONAL LTD., INC. ("Corporation"), set forth opposite his name above.

     B. In order to provide for the smooth and efficient operation of the Corporation, to prevent conflicts, and to avoid deadlocks, the Shareholders deem it to be in the best interest of the Corporation and the Shareholders who are party to this Agreement that this Agreement be executed.

     For the above reasons, the Shareholders, in consideration of their mutual promises, hereby agree with each other and with the Trustee, and the Trustee agrees with the Shareholders, as follows:


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     Section 1. Transfer of Stock to Trustee.  Each Shareholder shall deposit with the Trustee the number of shares of capital stock set forth opposite his name above and the certificates therefor, together with sufficient instruments duly executed for the transfer thereof to the Trustee, and shall receive in exchange therefor certificates hereafter referred to. On the making of such deposit, all shares represented by the stock certificates so deposited shall be transferred on the books of the Corporation to the name of the Trustee, who is hereby authorized and empowered to cause such transfers to be made, and also to cause any further transfers to be made that may become necessary due to a change in the identity of any Trustee as hereafter provided.

     Section 2. Trustee's Control Over Stock. During the period this Agreement remains in force, the Trustee shall possess legal title to the shares deposited, and shall be entitled to exercise all rights whatsoever, including the right to vote in person or by proxy, in respect of any and all deposited shares. However, each holder of a trust certificate issued by the Trustee shall be entitled to receive payments equal to any and all dividends collected by the Trustee with respect to shares of stock deposited by him.

     Section 3. Voting Trust Certificate. On deposit by any Shareholder of a certificate or certificates for shares of stock hereunder, accompanied by instruments of transfer, the Trustee shall deliver or cause to be delivered to such Shareholder, a voting trust certificate or certificates for the same number of shares of stock as that represented by the certificate or certificates deposited. Such voting trust certificates shall be in substantially the following form:


                           VOTING TRUST CERTIFICATE

                       PHOENIX INTERNATIONAL LTD., INC.

                     No. _________       _________ Shares

     This certifies that ________________ has deposited _______ shares of the Class A voting common stock of PHOENIX INTERNATIONAL LTD., INC. with the undersigned as Trustee under a Voting Trust Agreement dated the ____ day of ______, 1993, between holders of Class A voting common stock of PHOENIX INTERNATIONAL LTD., INC., and BAHRAM YUSEFZADEH, and his successors, as trustee. This certificate and the interest represented hereby is not transferable. The holder of this certificate takes it subject to all the terms and conditions of the aforesaid voting trust agreement, and becomes a party to such Agreement, and is entitled to the benefits thereof.

         Executed by the undersigned as Trustee on ___________, 1993.

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                                                  Trustee:


                                                  ----------------------------
                                                  BAHRAM YUSEFZADEH



     Section 4. Additional Stock. After this Agreement has taken effect, the Trustee may, from time to time, receive any additional fully paid shares of the capital stock of the Corporation on the same terms and conditions as are set forth in this Agreement, and in respect of all shares so received, the Trustee shall issue and deliver certificates substantially of the form set out above, entitling the holder to all the rights above specified.

     Section 5. Dividends. All dividends that may accrue on the stock deposited hereunder shall upon receipt by Trustee be distributed pro rata among the holders of the voting trust certificates in the proportion they are entitled thereto.

     Section 6. Sale of Stock and Certificates by Shareholders. During the period from the date hereof to and including March 1, 2003, the Shareholders agree, and the Trustee accepts this trust only on the condition, that the Shareholders will not sell or otherwise transfer, by gift, testamentary bequest or otherwise, their respective shares. The shares held by the Trustee are subject to the restrictions set forth in the endorsements on the certificates.

     Section 7. Rights of Trustee. During the period this Agreement remains in effect, the Trustee shall possess and shall be entitled to exercise, in person or by proxy, all rights and powers of absolute owners in respect of all the stock of the Corporation deposited with him, including the right to vote on, to take part in, and consent to, any corporate or shareholders' action of any kind whatsoever, and to receive dividends and distributions on the stock. The Trustee's right to vote shall include the right to vote for the election of directors and in favor of or in opposition to any resolution or proposed action of any character whatsoever that may require the consent of shareholders.

     Section 8. Election of Directors. For so long as this Agreement shall remain in effect, the Trustee hereunder shall vote the stock deposited hereunder to effect the election of and to continue in office a board of directors which the Trustee, in his sole discretion, deems appropriate.

    Section 9. Termination of Voting Trust. On the earlier of (i) March 1, 2003, or (ii) the effective date of any public offering of the stock of the Corporation, unless the Trustee exercises his right, which is hereby expressly granted to him, to

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terminate this Agreement at any time prior to that date, the Trustee shall distribute the stock of the Corporation held by him to the holders of the voting trust certificates in proportion to their respective holdings on surrender of their certificates to the Trustee, and this Agreement shall thereupon terminate.

     Section 10. Compensation of Trustee. The Trustee shall not be entitled to any compensation for his services as such.

     Section 11. Trustee's Liability for Negligence. In voting the shares of stock held by him or doing any other act with respect to the control or management of the Corporation as holders of the stock deposited hereunder, the Trustee shall exercise his best judgment in the interest of the Corporation, to the end that its affairs be properly managed. However, Trustee shall not be liable for any error of judgment or mistake of law or fact or for any error or omission whatsover except only his willful misconduct or gross negligence.

     Section 12. Death or Disability of Bahram Yusefzadeh. In the event of Bahram Yusefzadeh's death or disability, the Trustees of the Voting Trust holding his stock of Phoenix International Ltd., Inc. shall serve as successor trustees of this Voting Trust Agreement.

     Section 13. Amendment of Voting Trust. This Agreement may not be amended or terminated without the written consent of Trustee.

     Section 14. Acceptance of Trust by Trustee. The Trustee hereby accepts this trust subject to all the terms and conditions hereof, and agrees that he will exercise his powers and perform his duties as herein set forth. However, nothing contained herein shall be construed to prevent the Trustee from resigning as Trustee.

     Section 15. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Florida, including Section 607.0730, Florida Statutes.

     In witness whereof the parties hereto have executed this Agreement on the dates set forth below their respective signatures.


TRUSTEE:                              SHAREHOLDER:

/s/ Bahram Yusefzadeh                 /s/ Michael R. Newes
- -------------------------             ----------------------
BAHRAM YUSEFZADEH                     MICHAEL R. NEWES
Dated: April 8, 1993                  Dated: April 10, 1993


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                                       SHAREHOLDER:

                                       /s/ Terry J. Soifer
                                       -----------------------
                                       TERRY J. SOIFER
                                       Dated: April 9, 1993

                                       SHAREHOLDER:

                                       /s/ George W.B. Taylor
                                       -----------------------
                                       GEORGE W.B. TAYLOR
                                       Dated: April 10, 1993

                                       SHAREHOLDER:

                                       /s/ William M. Toole
                                       -----------------------
                                       WILLIAM M. TOOLE
                                       Dated: April   , 1993






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